Exhibit 10.1

July 25, 2023

New Mountain Guardian IV BDC, L.L.C. 1633 Broadway, 48th Floor New York, New York 10019

Re:          NewMountain Guardian IV BDC, L.L.C. –

             Facility Increase Letter Amendment

Ladies and Gentlemen:

Reference is hereby made to the Loan Authorization Agreement dated as of May 9, 2022, between New Mountain Guardian IV BDC, L.L.C., a Delaware limited liability company (the “Fund”), and BMO Harris Bank N.A. (the “Lender”) (as amended, restated, supplemented or otherwise modified prior to date hereof, the “Loan Agreement”). All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Loan Agreement.

The Fund has requested that the Lender agree, and the Lender has agreed in its sole discretion, to increase the Amount of Maximum Credit from $95,999,750 to $111,128,875, subject to the terms and conditions of the Loan Agreement. The parties hereto agree that immediately prior to giving effect to this letter agreement the Amount of Maximum Credit under the Loan Agreement is $95,999,750.

As of the date hereof and until otherwise agreed to in writing by the Lender, the paragraph titled “Amount of Maximum Credit” set forth on the first page of the Loan Agreement shall be and hereby is amended and restated in its entirety to read as follows:

Amount of Maximum Credit: $111,128,875; provided, however, that the Lender may, if requested by the Fund, elect in its sole and absolute discretion to increase the Amount of Maximum Credit to up to $250,000,000.00, it being understood that the Lender has no obligation to increase the Amount of Maximum Credit at any time.

The Fund hereby acknowledges, reaffirms and confirms that (i) its obligations under the Security Agreement, dated as of May 9, 2022, between the Fund and the Lender, as secured party (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), shall continue in full force and effect; and (ii) that the liens and security interests granted to the Lender in and to the Collateral (as defined in the Security Agreement) under the Security Agreement hereby continue to and shall secure all Obligations (as defined in the Security Agreement).

Except for the amendments set forth herein, the Loan Agreement shall remain in full force and effect in accordance with its current terms. This letter agreement is a Loan Document. Delivery of executed counterparts of this letter agreement by telecopy or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this letter agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

This letter agreement supersedes and replaces any other written agreement or prior oral discussion regarding the matters set forth herein. This letter agreement shall be governed by the laws of the State of New York.

Very truly yours,

BMO Harris Bank N.A.

By:	/s/ Jack Murphy
Name: Jack Murphy
Its: Vice President

[Signature Page to Facility Increase Letter Amendment (July 2023) – New Mountain Guardian IV BDC, L.L.C.]

Acknowledged and agreed to by:

New Mountain Guardian IV BDC, L.L.C.

By:	/s/ Laura Holson
Name:	Laura Holson
Its:	Authorized Signatory

[Signature Page to Facility Increase Letter Amendment (July 2023) – New Mountain Guardian IV BDC, L.L.C.]